Exhibit 99.(j)(ii)

CONSENT OF WILLKIE FARR & GALLAGHER LLP

We hereby consent to the reference to our Firm in the Statement of Additional Information of SunAmerica Specialty Series (the “Registrant”) under the heading “Legal Counsel,” included as part of Post-Effective Amendment No. 33 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-111662 and 811-21482).

/s/ Willkie Farr & Gallagher LLP
Willkie Farr & Gallagher LLP

New York, New York
February 27, 2012